Exhibit 23(a)


                        CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
First Union Corporation

         We consent to the incorporation by reference in this PostEffective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-63387 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation. Our report refers to a change in the method of accounting for investments in 1994.



                              KPMG PEAT MARWICK LLP

Charlotte, North Carolina
December 29, 1995